U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 15, 2004

(Date of earliest event reported)

PHEAA Student Loan Trust I

(Exact name of registrant as specified in its charter)

PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and 2004-1

(Name of Issue)

Delaware	333-102638	14-6223927
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Wachovia Bank of Delaware One Rodney Square, Suite 102 920 King Street Wilmington, Delaware		19801
Address of principal executive office		(Zip Code)

(302) 888-7528

(Registrant’s Telephone Number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 8.01.                                      Other Events

(A) On November 15, 2004, PHEAA Student Loan Trust I (the “Trust”) issued its monthly report to noteholders for the month ended October 31, 2004 (the “Monthly Report”). The Trust made its regular, scheduled distributions to the holders of the Trust’s Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1. The Monthly Report is filed as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

(B) The Administrator of the Trust elected to make the quarterly servicing reports of the Trust for the quarter ended September 30, 2004, and each of the previous quarters ended June 30, 2004, March 31, 2004, December 31, 2003 available on the website of the Servicer, the Pennsylvania Higher Education Assistance Agency concurrently with the filing of this Report. These quarterly servicing reports are attached hereto, in reverse chronological order, as Exhibits 99.2, 99.3, 99.4, and 99.5, respectively.

ITEM 9.01.                                      Financial Statements and Exhibits

(c)    Exhibits furnished in accordance with Item 601(a) of Regulation S-K

Exhibit No.	Description

99.1	Monthly report distributed to holders of PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1 for the period ended September 30, 2004.

99.2	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and 2004-1 for the period ended September 30, 2004.

99.3	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 for the period ended June 30, 2004.

99.4	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 for the period ended March 31, 2004.

99.5	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 for the period ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	PENNSYLVANIA HIGHER EDUCATION
ASSISTANCE AGENCY, AS SERVICER

Date: November 24th, 2004

	By:	/s/ JAMES L. PRESTON
	Name:	James L. Preston
	Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits

99.1	Monthly report distributed to holders of PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and Series 2004-1 for the period ended September 30, 2004.

99.2	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 and 2004-1 for the period ended September 30, 2004.

99.3	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 for the period ended June 30, 2004.

99.4	Quarterly Servicing Report with respect to the PHEAA Student Loan Trust I, Student Loan Asset Backed Notes, Series 2003-1 for the period ended March 31, 2004.